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                                                                  Exhibit 10.4


                       MANAGERIAL ASSISTANCE AGREEMENT

                  THIS AGREEMENT, made as of the day of , 1997 by and between SPECIAL METALS CORPORATION, a Delaware corporation, having its principal office in New Hartford, New York, United States of America (hereinafter referred to as "SMC"), and Societe Industrielle de Materiaux Avances, a societe anonyme organized under the law of the Republic of France, having its principal office in Neuilly Sur Seine, France (hereinafter referred to as "SIMA").

                            W I T N E S S E T H :

                  WHEREAS, SIMA and its affiliates possess managerial information and knowledge relating to: (a) financial planning; (b) loan and security agreements; (c) financial management; (d) business strategies and planning; (e) business systems; (f) organizational planning; (g) insurance matters; (h) equipment purchases; (i) utilization and procurement of raw materials; (j) marketing; (k) sales programs; (l) distribution systems; and (m) new market/product opportunities; and

                  WHEREAS, SMC desires to obtain managerial assistance from SIMA to further develop its existing business and expand its business into new products and markets and SIMA is willing to furnish such managerial assistance, all upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

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                  1.       For purposes of this Agreement,

                           The term "Managerial Information" shall include
                  information pertaining to: (i) financial planning; (ii) loan and security agreements; (iii) financial management; (iv) business strategies and planning; (v) business systems; (vi) organization planning; (vii) insurance matters; (viii) equipment purchases; (ix) utilization and procurement of raw materials; (x) marketing; (xi) sales programs; (xii) distribution systems; and (xiii) new market/product opportunities.

                  2. During the term of this Agreement, SIMA shall, to the best of its ability, furnish Managerial Information as, may be needed and requested by SMC, to further develop SMC's existing business and expand SMC's business into new products and markets.

                  3. SIMA shall furnish Managerial Information to SMC in the following manner:

                           (a) SIMA shall periodically provide managerial,
                  financial, manufacturing and sales people in the employ of SIMA and/or its affiliates at the facilities of SMC to consult with and advise SMC.

                           (b) SIMA shall regularly make managerial, financial,
                  manufacturing and sales people in the employ of SIMA and/or its affiliates available for consultation with SMC by telephone and/or written communication.

                           (c) SIMA shall permit, at the expense of SMC,
                  employees of SMC to visit the facilities and offices of SIMA and/or its affiliates for the purpose of consulting with managerial, financial, manufacturing and sales people of SIMA and/or its affiliates.


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                  4. All Managerial Information of SIMA and its affiliates
furnished to or used by SMC shall be exclusive and solely for the benefit of SMC and SMC shall keep such knowledge and information confidential. The employees of SMC acquiring any such information shall be instructed to retain the same as confidential and not to make disclosure thereof to any person or persons, except to other employees of SMC and then only to the extent necessary to make use thereof in SMC's operations; provided, however, that the foregoing shall not apply to information which was in the possession of SMC at the time of receipt from SIMA and/or its affiliates, information which is or becomes available to the public from a source other than SMC and information SMC receives from a third party having the right to make such disclosure and without obligation of confidentiality on the part of SMC to such third party.

                  5. All Managerial Information which SMC may disclose to SIMA and/or its affiliates during the course of discussions with SIMA and/or its affiliates shall be deemed to have been furnished to assist SIMA and/or its affiliates in providing managerial assistance to SMC and SIMA and its affiliates shall keep such knowledge and information confidential. The employees and SIMA and its affiliates acquiring any such information shall be instructed to retain the same as confidential and not to make disclosure thereof to any person or persons except to other employees of SIMA and/or its affiliates; provided, however, that the foregoing shall not apply to information which was in the possession of SIMA and/or its affiliates at the time of receipt from SMC, information which is or becomes available to the public from a source other than

SIMA and/or its affiliates and information SIMA and/or its affiliates receives from a third party having the right to make such disclosure and without any obligation of confidentiality on the part of SIMA and/or its affiliates to such third party.

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                  6. It is understood that SIMA does not assume any obligation or responsibility for or with respect to the sufficiency of any information furnished to or acquired by SMC to accomplish the desired results or the ability of SMC to use the same.

                  7. In consideration of its agreement to provide services hereunder, so long as this agreement is in effect, SMC shall pay to SIMA, a fee of $30,000 per month. In addition, SMC shall reimburse SIMA for out of pocket telecommunication charges, travel costs and subsistence while travelling, to the extent such expenses are reasonable and for the benefit of SMC. Payment shall be made by SMC within thirty (30) days following receipt and acceptance by SMC of an invoice along with appropriate expense documents. All payments are to be free of tax and charges of governments other than the government of France.

                  8. SIMA shall provide to SMC, within thirty (30) days after the end of each month in which managerial assistance is given to SMC, a written report fully detailing the said managerial assistance and, without limitation, the assistance, advice and recommendations given and made.

                  9. The parties recognize that SIMA may be requested to provide services beyond the scope or level previously provided by SIMA, whether in connection with potential acquisitions, financings or other matters involving SMC. In such event, SIMA shall be entitled to compensation in addition to the monthly fee referred to in Paragraph 7, based on the time spent and other relative factors, as SIMA and SMC shall mutually agree.

                  10. In the event of any inconsistency between the terms of this Agreement and a Credit Agreement to which SMC is a party, the terms of the Credit Agreement will prevail.

                  11. This Agreement shall remain in effect until terminated by either party upon thirty (30) days' advance written notice to the other party. The obligations of confidentiality set forth in Sections 4 and 5 shall survive any such termination. Termination

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shall not affect SMC's right to continue to use Managerial Information obtained from SIMA and/or its affiliates.

                  12. All notices and other communications (except for Section 8 reports and Section 9 invoices) required to be given under this Agreement shall be in writing and shall be given or made by facsimile transmission, personal delivery, or registered or certified mail postage prepaid, and addressed to the intended recipient at the address below or such other address as shall be designated by either party in a notice to the other party. Each notice delivered in accordance with this Section shall be deemed effective (a) if personally delivered on the date of such delivery, (b) if given by facsimile transmission, on the date transmitted provided that an appropriate confirmation is received by the sender, and (c) if given by registered or certified mail, seven days after mailing.

                  To SMC:           Special Metals Corporation
                                    4317 Middle Settlement Road
                                    New Hartford, New York  13413-5392
                                    United States of America
                                    Attention: Corporate Secretary
                                    Telecopy:  (315)798-2001


                  To SIMA: Societe Industrielle de Materiaux Avances 41 Rue De Villiers
                                    Neuilly Sur Seine
                                    France
                                    Attention: Edouard Duval
                                    Telecopy: 011-33-1 40882009


Section 8 reports shall be sent to the President and Controller of SMC.

                  13. This Agreement supersedes any and all other Agreements, either oral or written, between the parties hereto with respect to SIMA providing managerial assistance to SMC and contains all of the covenants and agreements between the parties with respect



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to such. Any modification of this Agreement shall be effective only if it be in writing, signed by the party sought to be charged.

                  14. This Agreement may not be assigned without the express written consent of the other party.

                  15. This Agreement shall be governed by the laws of the State of New York, United States of America.


                  16. This Agreement may be separately executed in counterparts.


                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its proper representatives as of the day and year first above written.

                                            SOCIETE INDUSTRIELLE
                                            DE MATERIAUX AVANCES

Attest                                       By
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                                             Title
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                                            SPECIAL METALS CORPORATION

Attest                                       By
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                                             Title
                                                   -----------------------


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